UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective November 29, 2016, the Board of Directors of Spirit AeroSystems Holdings, Inc. (the “Company”) approved the Sixth Amended and Restated Bylaws of the Company (the “A&R Bylaws”), primarily to implement a proxy access provision. The A&R Bylaws include a new Section 1.13, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of 2 individuals or 20% of the Company’s Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Section 1.13.

The A&R Bylaws also make certain updates and technical and conforming revisions, including changes to Section 1.4 to enhance existing requirements for stockholder nominees for the Company’s Board of Directors which will apply to all such nominees, whether included in the proxy statement pursuant Section 1.13 or not.

The foregoing description of the amendments to the Company’s Bylaws is subject to, and qualified in its entirety by, the A&R Bylaws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description

3.1	Sixth Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: December 5, 2016	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel and Secretary